Exhibit 99.2

Quarterly Financial Supplement

For the three months ended March 31, 2011

DEVELOPERS DIVERSIFIED REALTY®

Investor Relations Department • 3300 Enterprise Parkway Beachwood, Ohio 44122 • (216) 755-5500 f. (216) 755-1500 • www.ddr.com

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31, 2011
Table of Contents

Section	Page

Earnings Release & Financial Statements
Press Release	1-12

Financial Summary
Financial Highlights	13
Financial Ratios	14
Total Market Capitalization Summary	15
Debt to EBITDA Calculation	16
Significant Accounting Policies	17-18
Other Real Estate Information	19
Reconciliation of Non-GAAP Financial Measures	20-23

Joint Venture Financial Summary
Joint Venture Investment Summary	24
Joint Venture Financial Statements	25

Investment Summary
Acquisitions and Dispositions	26
Developments and Redevelopments	27-28
Projects Primarily on Hold	29

Portfolio Summary
Portfolio Characteristics	30
Brazil and Puerto Rico Portfolio Characteristics	31
Leased Rate and Average Annualized Base Rental Rates	32
Leasing Summary	33
Net Effective Rents	34
Lease Expirations	35
Largest Tenants by Owned and Managed GLA	36
Largest Tenants by GLA and Base Rental Revenues	37

Debt Summary
Summary of Consolidated Debt	38
Summary of Joint Venture Debt	39
Consolidated Debt Detail	40-42
Joint Venture Debt Detail	43-45

Contact Information
Equity and Fixed Income Research Coverage	46
Property list available online at http://www.ddr.com
Developers Diversified Realty Corporation considers portions of this information to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectations for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause the results of the Company to differ materially from those indicated by such forward-looking statements, including among other factors, local conditions such as oversupply of space or a reduction in demand for real estate in the area, competition from other available space, dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant; constructing properties or expansions that produce a desired yield on investment; ability to sell assets on commercially reasonable terms; ability to secure equity or debt financing on commercially acceptable terms or at all; or ability to enter into definitive agreements with regard to our financing and joint venture arrangements or our failure to satisfy conditions to the completion of these arrangements; and the finalization of the financial statements for the three months ended March 31, 2011. For additional factors that could cause the results of the Company to differ materially from these indicated in the forward-looking statements, please refer to the Company’s Form 10-K as of December 31, 2010. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
For Immediate Release:

Media Contact:	Investor Contact:
Marty Richmond	Kate Deck
216-755-5500	216-755-5500
mrichmond@ddr.com	kdeck@ddr.com
DEVELOPERS DIVERSIFIED REALTY REPORTS OPERATING FFO PER
DILUTED SHARE OF $0.24 FOR THE QUARTER ENDED
MARCH 31, 2011
BEACHWOOD, OHIO, April 27, 2011 — Developers Diversified Realty Corporation (NYSE: DDR) today announced operating results for the quarter ended March 31, 2011.
SIGNIFICANT FIRST QUARTER ACTIVITY
•	Reported operating FFO of $0.24 per diluted share, which excludes certain non-operating items

•	Maintained strong operating performance with the execution of 428 total leases for over 2.6 million square feet

•	The portfolio leased rate increased to 92.4% at March 31, 2011 from 92.3% at December 31, 2010 and 91.3% at March 31, 2010; including Brazil, the March 31, 2011 blended leased rate was 92.6%

•	Generated positive leasing spreads, with new leases at 9.0% and renewals at 4.9% for a blended overall spread of 5.4%, which is consistent with the blended spread of 5.4% in the fourth quarter of 2010 and an improvement from -2.7% in the first quarter of 2010

•	Reported same store net operating income growth of 3.9% as compared to an increase of 3.6% in the fourth quarter of 2010 and a decrease of 2.6% in the first quarter of 2010

•	Completed $40 million of acquisitions

•	Completed $43 million of asset sales, of which the Company’s pro-rata share was $20 million

•	Issued $300 million aggregate principal amount of 4.75% senior unsecured notes due April 2018

•	Unconsolidated joint venture in Brazil completed an initial public offering raising US$280 million of gross proceeds

•	Raised $190.2 million of equity proceeds in connection with the exercise of warrants for 10 million common shares in March 2011 and through the issuance of 9.5 million common shares in April 2011, which were utilized to redeem $180 million of 8.0% Class G preferred shares in April 2011
“Our first quarter results highlight the successful execution of our strategic initiatives consistent with our guidance,” commented Developers Diversified’s president and chief executive officer, Daniel B. Hurwitz. “We expect this momentum to continue and our portfolio to benefit in the current environment.”

FINANCIAL HIGHLIGHTS
The Company’s first quarter operating Funds From Operations (“FFO”) was $63.2 million, or $0.24 per diluted share, before $25.9 million of net adjustments.
The charges and gains, primarily non-cash, for the period ended March 31, 2011, are summarized as follows (in millions):

Three Months
Non-cash impairment charges — consolidated assets	$3.8
Executive separation charge	10.7
Non-cash gain on equity derivative instruments (Otto Family warrants)	(21.9)
Other income, net	(1.3)
Equity in net income of joint ventures — loss on asset sales	1.6
Gain on change in control of interests	(21.7)
Discontinued operations — non-cash consolidated impairment charges and loss on sales	1.9
Loss on disposition of real estate (land), net	1.0

Total Adjustments from FFO to operating FFO	$(25.9)

FFO applicable to common shareholders for the three-month period ended March 31, 2011, including the above net adjustments, was $89.1 million, or $0.25 per diluted share, which compares to FFO of $28.4 million, or $0.12 per diluted share, for the prior-year comparable period. The increase in FFO for the three-month period ended March 31, 2011, is primarily the result of the gain on change in control of interests relating to the Company’s acquisition of two assets from unconsolidated joint ventures and the effect of the non-cash valuation adjustments associated with the warrants that were exercised in full for cash in the first quarter of 2011 partially offset by the executive separation charge.
Net income applicable to common shareholders for the three-month period ended March 31, 2011, was $24.7 million, or $0.01 per diluted share, which compares to a net loss of $34.8 million, or $0.15 per diluted share, for the prior-year comparable period. The increase in net income applicable to common shareholders for the three-month period ended March 31, 2011, is primarily due to the same items impacting FFO as explained above.
LEASING & PORTFOLIO OPERATIONS
The following results for the three-month period ended March 31, 2011, highlight continued strong leasing activity throughout the portfolio:
•	Executed 168 new leases aggregating approximately 0.8 million square feet and 260 renewals aggregating approximately 1.8 million square feet.

•	Total portfolio average annualized base rent per occupied square foot as of March 31, 2011 was $13.37, as compared to $13.04 at March 31, 2010.

•	The portfolio leased rate was 92.4% as of March 31, 2011, as compared to 91.3% at March 31, 2010. The U.S. portfolio and the Brazil portfolio blended leased rate was 92.6% at March 31, 2011.

•	On a cash basis, rental rates for new leases increased by 9.0% over prior rents and renewals increased by 4.9%. The continued strong leasing spreads are consistent with the blended spread of 5.4% for the portfolio reported in the fourth quarter of 2010 and an improvement from the -2.7% spread in the first quarter of 2010.

•	Same store net operating income (“NOI”) increased 3.9% for the three-month period ended March 31, 2011 over the prior-year comparable period.

ACQUISITIONS
The Company acquired its partners’ 50% ownership interests in two prime shopping centers for $40 million during the first quarter of 2011. As a result of the transactions, the Company now owns 100% of the two prime shopping centers. The aggregate gross value of the shopping centers is $80 million, and a new $21.0 million, eleven-year mortgage encumbers one of the assets. The Company recorded an aggregate gain of approximately $21.7 million in connection with the acquisitions related to the step-up of its investment basis to fair value due to the change in control that occurred.
DISPOSITIONS
The Company sold two consolidated assets, aggregating approximately 0.1 million square feet, in the first quarter of 2011, generating gross proceeds of approximately $5.3 million. The Company recorded an aggregate net gain of approximately $0.2 million related to asset sales in the first quarter. The Company also sold $8.0 million of consolidated non-income producing assets.
In the first quarter of 2011, two of the Company’s unconsolidated joint ventures sold two shopping centers, aggregating approximately 0.3 million square feet, generating gross proceeds of approximately $29.7 million. The joint ventures recorded an aggregate net loss of approximately $0.9 million related to these asset sales, of which the Company recorded a net loss of approximately $1.9 million related to the write-off of its basis in the investments.
CAPITAL MARKETS ACTIVITIES
Mr. Alexander Otto and certain members of his family (the “Otto Family”) exercised their warrants for 10 million common shares issued in 2009 for cash proceeds of $60 million in March 2011. The Company also entered into a forward sale agreement to sell an aggregate of 9.5 million of its common shares for net proceeds aggregating $130.2 million or $13.71 per share, which settled in April 2011. The net proceeds from the issuance of these common shares were utilized to redeem $180 million of the Company’s 8.0% Class G preferred shares in April 2011. The Company expects to record a non-cash charge of approximately $6.4 million to net income applicable to common shareholders in the second quarter of 2011 relating to the write-off of the Class G preferred shares’ original issuance costs.
In March 2011, the Company issued $300 million aggregate principal amount of 4.75% senior unsecured notes due April 2018. Net proceeds from the offering were used to repay short-term, higher cost mortgage debt and to reduce borrowings under the Company’s revolving credit facilities and secured term loan.
In February 2011, the Company executed the extension option on its term loan with KeyBank, N.A. to extend the maturity date one year to February 2012. The outstanding balance of the term loan was reduced to $550 million with proceeds from the unsecured notes offering.
On February 2, 2011, the Company’s unconsolidated joint venture, Sonae Sierra Brasil (BM&FBOVESPA: SSBR3), completed an initial public offering of its common shares on the Sao Paulo Stock Exchange. The total proceeds raised of approximately US$280 million from the initial public offering will be used primarily to fund future developments and expansions, as well as repay a loan from its parent company, in which DDR owns a 50% interest. Our proportionate share of the loan repayment proceeds was approximately US$22.4 million. As a result of the initial public offering, the Company’s effective ownership interest in Sonae Sierra Brasil was reduced from 48% to approximately 33%.
2011 GUIDANCE
There has been no change in guidance since the last update provided on January 10, 2011. The Company continues to estimate operating FFO for 2011 between $0.90-$1.05 per diluted share.

NON-GAAP DISCLOSURES
FFO is a supplemental non-GAAP financial measurement used as a standard in the real estate industry and a widely accepted measure of real estate investment trust (“REIT”) performance. Management believes that FFO and operating FFO provide additional indicators of the financial performance of a REIT. The Company also believes that FFO and operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group. Neither FFO nor operating FFO represents cash generated from operating activities in accordance with generally accepted accounting principles (“GAAP”), is necessarily indicative of cash available to fund cash needs and should be considered as an alternative to net income computed in accordance with GAAP as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity. FFO is defined and calculated by the Company as net income, adjusted to exclude: (i) preferred share dividends, (ii) gains from disposition of depreciable real estate property, except for gains generated from merchant build asset sales, which are presented net of taxes, and those gains that represent the recapture of a previously recognized impairment charge, (iii) extraordinary items and (iv) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income from joint ventures and equity income from non-controlling interests and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures and non-controlling interests, determined on a consistent basis. The Company calculates operating FFO by excluding the non-operating charges and gains described above. Other real estate companies may calculate FFO and operating FFO in a different manner. FFO excluding the net non-operating items detailed above is useful to investors as the Company removes these charges and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. A reconciliation of net income (loss) to FFO and operating FFO is presented in the financial highlights section.
SAFE HARBOR
Developers Diversified Realty Corporation considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, local conditions such as oversupply of space or a reduction in demand for real estate in the area; competition from other available space; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant; constructing properties or expansions that produce a desired yield on investment; our ability to sell assets on commercially reasonable terms; our ability to secure equity or debt financing on commercially acceptable terms or at all; our ability to enter into definitive agreements with regard to our financing and joint venture arrangements or our failure to satisfy conditions to the completion of these arrangements; and the finalization of the financial statements for the three-month period ended March 31, 2011. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company’s Form 10-K for the year ended December 31, 2010. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

ABOUT DEVELOPERS DIVERSIFIED REALTY
Developers Diversified owns and manages approximately 520 retail properties in 41 states, Puerto Rico and Brazil totaling approximately 127 million square feet. The Company’s prime portfolio features open-air, value-oriented shopping centers in high barrier-to-entry markets with stable populations and high growth potential. Developers Diversified is the largest landlord in Puerto Rico and owns a premier portfolio of regional malls primarily clustered around Sao Paulo, Brazil. Developers Diversified is a self-administered and self-managed REIT operating as a fully integrated real estate company. Additional information about the Company is available on the Company’s website at www.ddr.com.
CONFERENCE CALL INFORMATION & SUPPLEMENTAL MATERIALS
A copy of the Company’s Supplemental Financial/Operational package is available to all interested parties upon request at the Company’s corporate office to Kate Deck, Investor Relations Director, Developers Diversified Realty Corporation, 3300 Enterprise Parkway, Beachwood, Ohio 44122 or at www.ddr.com.
The Company will hold its quarterly conference call tomorrow, April 28, 2011 at 10:00 a.m. Eastern Daylight Time. To participate, please dial 800.265.0241 (domestic), or 617.847.8704 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the passcode: 30366082. Access to the live call and replay will also be available through the Company’s website. The replay will be available through May 5, 2011.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands)

	Three-Month Periods
	Ended March 31,
	2011	2010
Revenues:
Minimum rents (A)	$134,291	$133,746
Percentage and overage rents (A)	2,038	2,041
Recoveries from tenants	46,614	46,370
Ancillary and other property income	7,169	4,689
Management, development and other fee income	11,751	14,017
Other (B)	1,121	1,268

	202,984	202,131

Expenses:
Operating and maintenance (C)	38,104	34,385
Real estate taxes	26,841	27,400
Impairment charges (D)	3,856	817
General and administrative (E)	29,378	23,275
Depreciation and amortization	56,042	55,177

	154,221	141,054

Other income (expense):
Interest income	2,796	1,333
Interest expense (F)	(60,243)	(56,096)
Gain on debt retirement, net (F)	—	1,091
Gain (loss) on equity derivative instruments (G)	21,926	(24,868)
Other income (expense) (H)	1,341	(3,059)

	(34,180)	(81,599)

Income (loss) before earnings from equity method investments and other items	14,583	(20,522)
Equity in net income of joint ventures (I)	1,974	1,647
Impairment of joint venture investments	(35)	—
Gain on change in control of interests (J)	21,729	—
Tax expense of taxable REIT subsidiaries and state franchise and income taxes	(326)	(1,002)

Income (loss) from continuing operations	37,925	(19,877)
Loss from discontinued operations (K)	(1,685)	(6,033)

Income (loss) before loss on disposition of real estate	36,240	(25,910)
Loss on disposition of real estate, net of tax	(861)	(675)

Net income (loss)	35,379	(26,585)
Non-controlling interests	(67)	2,338

Net income (loss) attributable to DDR	$35,312	$(24,247)

Net income (loss) applicable to common shareholders	$24,745	$(34,814)

Funds From Operations (“FFO”):
Net income (loss) applicable to common shareholders	$24,745	$(34,814)
Depreciation and amortization of real estate investments	53,803	54,594
Equity in net income of joint ventures (I)	(1,974)	(1,647)
Joint ventures’ FFO (I)	12,808	11,555
Non-controlling interests (OP Units)	16	8
Gain on disposition of depreciable real estate	(311)	(1,267)

FFO applicable to common shareholders	89,087	28,429
Preferred dividends	10,567	10,567

FFO	$99,654	$38,996

Per share data:
Earnings per common share
Basic	$0.10	$(0.15)

Diluted	$0.01	$(0.15)

Basic — average shares outstanding	255,966	227,133

Diluted — average shares outstanding	262,581	227,133

Dividends Declared	$0.04	$0.02

Funds From Operations — Basic (L)	$0.34	$0.12

Funds From Operations — Diluted (L)	$0.25	$0.12

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands)
Selected Balance Sheet Data

	March 31, 2011	December 31, 2010
Assets:
Real estate and rental property:
Land	$1,865,716	$1,837,403
Buildings	5,551,683	5,491,489
Fixtures and tenant improvements	356,104	339,129

	7,773,503	7,668,021
Less: Accumulated depreciation	(1,500,524)	(1,452,112)

	6,272,979	6,215,909
Land held for development and construction in progress	714,972	743,218
Real estate held for sale, net	6,427	—

Real estate, net	6,994,378	6,959,127

Investments in and advances to joint ventures	402,875	417,223
Cash	21,025	19,416
Restricted cash	4,148	4,285
Notes receivable, net	121,335	120,330
Receivables, including straight-line rent, net	112,982	123,259
Other assets, net	124,787	124,450

	$7,781,530	$7,768,090

Liabilities & Equity:
Indebtedness:
Revolving credit facilities	$42,681	$279,865
Unsecured debt	2,345,533	2,043,582
Mortgage and other secured debt	1,881,795	1,978,553

	4,270,009	4,302,000
Dividends payable	18,409	12,092
Equity derivative liability (G)	—	96,237
Other liabilities	205,463	223,074

Total liabilities	4,493,881	4,633,403

Preferred shares	555,000	555,000
Common shares (L)	26,714	25,627
Paid-in-capital (G)	4,004,030	3,868,990
Accumulated distributions in excess of net income	(1,365,039)	(1,378,341)
Deferred compensation obligation	12,571	14,318
Accumulated other comprehensive income	27,707	25,646
Less: Common shares in treasury at cost	(12,320)	(14,638)
Non-controlling interests	38,986	38,085

Total equity	3,287,649	3,134,687

	$7,781,530	$7,768,090

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(A)	Base and percentage rental revenues for the three-month period ended March 31, 2011, as compared to the prior-year comparable period, increased $1.2 million. This increase consisted of increased leasing activity at core portfolio properties, contributing $0.9 million, the acquisition of a 50% interest in two shopping centers, which generated an additional $0.6 million in revenues offset by a net decrease in revenues from development and redevelopment assets of $0.3 million. Included in rental revenues for the three-month periods ended March 31, 2011 and 2010, is approximately $0.3 million and $1.0 million, respectively, of revenue resulting from the recognition of straight-line rents, including discontinued operations.

(B)	Other revenues were comprised of the following (in millions):

	Three-Month Periods
	Ended March 31,
	2011	2010
Lease termination fees	$0.6	$0.6
Financing fees	0.4	0.2
Other miscellaneous	0.1	0.5

	$1.1	$1.3

(C)	Operating and maintenance expense, including discontinued operations, includes the following expenses (in millions):

	Three-Month Periods
	Ended March 31,
	2011	2010
Bad debt expense	$2.4	$3.2
Ground rent expense (a)	$1.0	$1.3

(a)	Includes non-cash expense of approximately $0.5 million for both of the three-month periods ended March 31, 2011 and 2010 related to straight-line ground rent expense.
(D)	The Company recorded impairment charges during the three-month periods ended March 31, 2011 and 2010, on the following consolidated assets (in millions):

	Three-Month Periods
	Ended March 31,
	2011	2010

Undeveloped land	$3.8	$—
Assets marketed for sale	—	0.8

Total continuing operations	3.8	0.8

Sold assets or assets held for sale (1)	2.0	2.3

Total discontinued operations	2.0	2.3

Total impairment charges	$5.8	$3.1

(1)	See summary of discontinued operations activity in note (K).
(E)	General and administrative expenses include internal leasing salaries, legal salaries and related expenses associated with the releasing of space, which are charged to operations as incurred. For the three-month periods ended March 31, 2011 and 2010, general and administrative expenses were approximately 7.1% and 5.5% of total revenues, respectively, including joint venture and managed property revenues.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
During the three-months ended March 31, 2011, the Company recorded a charge of $10.7 million as a result of the termination without cause of its Executive Chairman, the terms of which were pursuant to his amended and restated employment agreement. In addition to the cash payment component, the charge also includes stock-based compensation expense of $1.5 million (representing the acceleration of expense associated with the grant-date fair value of the unvested stock-based awards that had a market value of $7.8 million based upon the closing price of the Company’s common shares of $14.00 as of March 31, 2011). During the three months ended March 31, 2010, the Company incurred a $2.1 million separation charge relating to the departure of another executive officer. Excluding these separation charges, general and administrative expenses were 4.5% and 5.0% of total revenues for the three-month periods ended March 31, 2011 and 2010, respectively.
(F)	The Company recorded the following in connection with its outstanding convertible debt (in millions):

	Three-Month Periods
	Ended March 31,
	2011	2010
Non-cash interest expense related to amortization of the debt discount	$3.8	$2.0
Non-cash adjustment to gain on repurchase	—	2.6
(G)	Represents the non-cash impact of the valuation adjustments of the equity derivative instruments (warrants) issued as part of the share purchase transaction with the Otto Family completed in 2009. Because all of the warrants were exercised in March 2011, the Company will no longer record the changes in fair value of these instruments in its future earnings. The liability at the date of exercise was reclassified into paid-in-capital.

(H)	Other income (expenses) were comprised of the following (in millions):

	Three-Month Periods
	Ended March 31,
	2011	2010
Litigation-related expenses	$(1.0)	$(1.7)
Debt extinguishment costs	(0.2)	(1.1)
Settlement of lease liability obligation	2.6	—
Abandoned projects and other expenses	(0.1)	(0.3)

	$1.3	$(3.1)

(I)	At March 31, 2011 and 2010, the Company had an investment in joint ventures, excluding consolidated joint ventures, in 191 and 213 shopping center properties, respectively. See pages 11-12 of this release for a summary of the combined condensed operating results and select balance sheet data of the Company’s unconsolidated joint ventures.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(J)	In the first quarter of 2011, the Company acquired its partners’ 50% interest in two shopping centers. The Company accounted for both of these transactions as step acquisitions. Due to the change in control that occurred, the Company recorded an aggregate gain associated with the acquisitions related to the difference between the Company’s carrying value and fair value of the previously held equity interest.

(K)	The operating results relating to assets classified as discontinued operations are summarized as follows (in thousands):

	Three-Month Periods
	Ended March 31,
	2011	2010
Revenues from operations	$327	$5,227

Operating expenses	83	3,671
Impairment charges	1,983	2,255
Interest, net	92	3,906
Depreciation and amortization	98	1,994

Total expenses	2,256	11,826

Loss before disposition of real estate	(1,929)	(6,599)
Gain on disposition of real estate, net	244	566

Net loss	$(1,685)	$(6,033)

(L)	For purposes of computing FFO and operating FFO per share, the following share information was utilized (in millions):

	At March 31,
	2011	2010
Common shares outstanding	267.1	250.0
OP Units outstanding (“OP Units”)	0.4	0.4

	Three-Month Periods
	Ended March 31,
	2011	2010

Weighted average common shares outstanding	258.2	228.5

Assumed conversion of OP Units	0.4	0.4

FFO Weighted average common shares and OP Units — Basic	258.6	228.9

Assumed conversion of dilutive securities	6.6	7.3

FFO and Operating FFO Weighted average common shares and OP Units —Diluted	265.2	236.2

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Summary Results of Combined Unconsolidated Joint Ventures
(In thousands)
Combined condensed income statements

	Three-Month Periods
	Ended March 31,
	2011	2010
Revenues from operations (A)	$172,398	$164,093

Operating expenses	63,015	63,547
Depreciation and amortization of real estate investments	47,752	45,968
Interest expense	58,112	58,459

	168,879	167,974

Income (loss) from operations before tax expense and discontinued operations	3,519	(3,881)
Income tax expense	(6,144)	(4,799)
(Loss) income from discontinued operations, net of tax	(441)	582
Loss on disposition of discontinued operations (B)	(863)	(8,752)

Net loss	$(3,929)	$(16,850)

Net income at DDR’s ownership interests (C)	$3,899	$1,660

FFO at DDR’s ownership interests (D)	$12,808	$11,555

Combined condensed balance sheets

	March 31, 2011	December 31, 2010

Land	$1,550,786	$1,566,682
Buildings	4,745,572	4,783,841
Fixtures and tenant improvements	158,031	154,292

	6,454,389	6,504,815
Less: Accumulated depreciation	(747,737)	(726,291)

	5,706,652	5,778,524
Land held for development and construction in progress (E)	197,214	174,237

Real estate, net	5,903,866	5,952,761
Receivables, including straight-line rent, net	100,090	111,569
Leasehold interests	10,006	10,296
Other assets, net	517,696	303,826

	$6,531,658	$6,378,452

Mortgage debt (F)	$3,884,329	$3,950,794
Notes and accrued interest payable to DDR	91,290	87,282
Other liabilities	205,306	186,728

	4,180,925	4,224,804
Accumulated equity	2,350,733	2,153,648

	$6,531,658	$6,378,452

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Summary Results of Combined Unconsolidated Joint Ventures
(A)	Revenues for the three-month periods include the following (in millions):

	Three-Month Periods
	Ended March 31,
	2011	2010
Straight-line rents	$0.6	$1.2
DDR’s proportionate share	0.1	0.2
(B)	For the three months ended March 31, 2011, loss on disposition of discontinued operations includes the sale of two properties by two separate unconsolidated joint ventures. The Company’s proportionate share of the aggregate loss for the assets sold for the three-month period ended March 31, 2011, was approximately $1.9 million.

(C)	The Company’s share of joint venture equity in net income was reduced by $1.9 million for the three-month period ended March 31, 2011 as a result of basis differences impacting amortization and depreciation, impairment charges and loss on dispositions.

(D)	FFO from unconsolidated joint ventures are summarized as follows (in thousands):

	Three-Month Periods
	Ended March 31,
	2011	2010
Net loss	$(3,929)	$(16,850)
Depreciation and amortization of real estate investments	47,836	50,314

FFO	$43,907	$33,464

FFO at DDR’s ownership interests	$12,808	$11,555

Operating FFO at DDR’s ownership interests (1)	$14,400	$12,864

DDR joint venture distributions received, net (2)	$26,904	$10,799

(1)	Excluded from operating FFO is the Company’s pro rata share of net charges primarily related to impairment charges and losses on the disposition of assets as disclosed on page 2 of this press release.

(2)	Includes loan repayments in 2011 of $22.4 million from a foreign investment.
(E)	The Company’s proportionate share of joint venture land held for development and construction in progress aggregated approximately $66.2 million and $71.7 million at March 31, 2011 and December 31, 2010, respectively.

(F)	The Company’s proportionate share of joint venture debt aggregated approximately $790.8 million and $835.8 million at March 31, 2011 and December 31, 2010, respectively. The $790.8 million includes approximately $52.6 million of non-recourse debt associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income or FFO.

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31, 2011
FINANCIAL HIGHLIGHTS
(In Millions Except Per Share Information)

	Three Months
	Ended
	March 31,	Year Ended December 31,
	2011	2010	2009

FUNDS FROM OPERATIONS:
Net Income (Loss) Applicable to Common Shareholders	24.7	$(251.6)	$(398.9)
Depreciation and Amortization of Real Estate Investments	53.8	217.2	224.2
Equity in Net (Income) Loss of Joint Ventures	(1.9)	(5.6)	9.3
Joint Venture Funds From Operations	12.8	47.5	43.7
Non-Controlling Interests (OP Units)	—	—	0.2
Gain on Disposition of Depreciable Real Estate	(0.3)	(18.8)	(23.1)

FUNDS FROM OPERATIONS AVAILABLE TO COMMON SHAREHOLDERS	89.1	(11.3)	(144.6)
PREFERRED DIVIDENDS	10.6	42.3	42.3

FUNDS FROM OPERATIONS	$99.7	$31.0	$(102.3)

Net non-operating items excluded from FFO (1)	(25.9)	275.6	442.8

OPERATING FFO AVAILABLE TO COMMON SHAREHOLDERS	$63.2	$264.3	$298.2

PER SHARE INFORMATION:
Funds From Operations — Diluted	$0.25	$(0.05)	$(0.90)
Operating FFO — Diluted	$0.24	$1.04	$1.83
Net Income (Loss) — Diluted	$0.01	$(1.03)	$(2.51)
Dividends	$0.04	$0.08	$0.44

COMMON SHARES & OP UNITS:
Outstanding	267.5	256.6	202.0
Weighted average — Diluted (FFO)	265.2	247.0	160.1
Weighted average — Diluted (Operating FFO)	265.2	254.4	163.2

GEN. & ADMIN. EXPENSES (2)	$29.4	$85.6	$94.4

REVENUES:
DDR Revenues	$203.3	$815.1	$843.3
Joint Venture & Managed Revenues	208.8	840.6	902.0

TOTAL REVENUES (3)	$412.1	$1,655.7	$1,745.3

GEN. & ADMIN. EXPENSES AS A PERCENTAGE OF TOTAL REVENUES (2)	7.1%	5.2%	5.4%

NET OPERATING INCOME:
DDR Net Operating Income	$138.3	$560.9	$581.6
Joint Venture Net Operating Income (at 100%)	109.1	428.1	532.3

TOTAL NET OPERATING INCOME (3)	$247.4	$989.0	$1,113.9

REAL ESTATE AT COST:
DDR Real Estate at Cost	$8,496.7	$8,411.2	$8,823.7
Joint Venture Real Estate at Cost (at 100%)	6,651.6	6,679.1	7,266.8

TOTAL REAL ESTATE AT COST	$15,148.3	$15,090.3	$16,090.5

(1)	See Reconciliation of Non-GAAP Financial Measures for detail of net non-operating items.

(2)	The 2011 results include an executive separation charge of $10.7 million. Excluding this charge, general and administrative expenses were approximately 4.5% of total revenues for the three months ended March 31, 2011. The 2010 results also include an employee separation charge of $5.3 million. Excluding this charge, general and administrative expenses were approximately 4.9% of total revenues for the year ended December 31, 2010. The 2009 results include $15.4 million related to a non-cash change in control charge. Excluding this charge, general and administrative expenses were approximately 4.5% of total revenues.

(3)	Includes activities from discontinued operations.

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31, 2011
FINANCIAL RATIOS
(In Millions, Except Ratios)

		Actual Covenants
		Twelve Months
	Covenant	Ended March 31,
	Threshold	2011
PUBLIC DEBT COVENANTS:
Total Debt to Real Estate Assets Ratio	not to exceed 65%	49%
Secured Debt to Assets Ratio	not to exceed 40%	21%
Value of Unencumbered Assets to Unsecured Debt	at least 135%	222%
Fixed Charge Coverage Ratio	at least 1.5x	1.8x

	Three Months
	Ended March 31,	Year Ended December 31,
	2011	2010	2009

DIVIDEND PAYOUT RATIO:
Common Share Dividends and Operating Partnership Interests	$10.7	$20.2	$64.7	(1)
Operating FFO Available to Common Shareholders	$63.2	$264.3	$298.2

	16.9%	7.7%	21.7	%(1)

	Debt Rating	Outlook
CREDIT RATINGS:
Moody’s	Baa3	stable
Fitch	BB	stable
S&P	BB+	stable

(1)	Includes issuance of common shares with an aggregate value of $50.8 million resulting in an actual cash payout ratio of 3.1% in 2009.

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31, 2011
Total Market Capitalization as of March 31, 2011
(In Millions)

	March 31, 2011		December 31, 2010
		Percentage of		Percentage of
	Amount	Total	Amount	Total

Common Shares Equity	$3,744.6	44%	$3,614.9	42%
Perpetual Preferred Stock	555.0	7%	555.0	7%
Fixed-Rate Senior Convertible Notes	637.6	7%	638.0	7%
Fixed-Rate Unsecured Debt	1,762.1	20%	1,463.6	17%
Fixed-Rate Mortgage Debt	1,234.7	14%	1,234.5	14%
Variable-Rate Mortgage Debt	97.1	1%	144.0	2%
Variable-Rate Revolving Credit and Term Debt	492.7	6%	729.9	9%
Fixed-Rate Revolving Credit and Term Debt	100.0	1%	150.0	2%

Total	$8,623.8	100%	$8,529.9	100%

Debt to Market Capitalization	50.1%		51.1%
•	Market value ($14.00 per share as of March 31, 2011 and $14.09 per share as of December 31, 2010) includes common shares outstanding (267.1 million as of March 31, 2011 and 256.2 million as of December 31, 2010) and operating partnership units equivalent to approximately 0.4 million of the Company’s common shares in each year.

•	Debt outstanding excludes accretion adjustment of $54.2 million and $58.0 million recorded at March 31, 2011 and December 31, 2010, respectively, for the outstanding convertible notes as required by accounting standards due to the initial value of the equity conversion feature.

•	Consolidated debt includes 100% of consolidated joint venture debt of which the joint venture partners’ share is $21.7 million and $22.1 million at March 31, 2011 and December 31, 2010, respectively.

•	Does not include proportionate share of unconsolidated joint venture debt aggregating $790.8 million and $835.8 million at March 31, 2011 and December 31, 2010, respectively.

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31, 2011

	Quarter ended	Quarter ended
(In Millions)	March 31, 2011	December 31, 2010
Debt to EBITDA — consolidated
EBITDA:
Net income (loss) attributable to DDR	$35.3	$(84.2)

Adjustments:
Impairment charges	3.8	28.9
Executive separation charges	10.7	3.2
Depreciation and amortization	56.0	57.5
Depreciation attributable to non-controlling interests	(0.1)	(0.1)
Interest expense	60.2	59.8
Interest expense attributable to non-controlling interests	(0.1)	(0.1)
Gain on change in control of interests	(21.7)	—
(Gain) loss on equity derivative instruments	(21.9)	25.5
Other (income) expenses, net	(1.3)	6.0
Equity in net income of joint ventures	(2.0)	(9.4)
Impairment of joint venture investments	—	0.2
Gain on debt retirement, net	—	(0.2)
Income tax expense	0.3	49.5
EBITDA adjustments from discontinued operations (1)	1.9	(8.0)
Loss (gain) on disposition of real estate, net	0.9	(1.3)

EBITDA before JVs	$122.0	$127.3
Pro rata share of JV FFO	12.8	15.2
Pro rata share of JV impairments and loss on disposition of assets	1.6	0.5

EBITDA Consolidated	$136.4	$143.0
EBITDA Consolidated — annualized	$545.6	$572.0

Consolidated indebtedness	$4,270.0	$4,302.0
Non-controlling interests’ share of consolidated debt	(21.7)	(22.1)
Adjustment to reflect convertible debt at face value	54.2	58.0

Total consolidated indebtedness	$4,302.5	$4,337.9
Cash and restricted cash	(25.2)	(23.7)

Total consolidated indebtedness, net of cash	$4,277.3	$4,314.2

Debt/EBITDA — consolidated	7.84	7.54

Ratio reflects Company’s consolidated EBITDA and pro rata share of JV FFO. The JV FFO, which is net of interest expense, reflects the earnings available to the Company to service consolidated debt. In addition, the JV debt is generally non-recourse to the Company.

Debt to EBITDA — pro rata
EBITDA before JVs	$122.0	$127.3
Pro rata share of JV EBITDA	25.6	30.4

EBITDA including pro rata share of JVs	$147.6	$157.7
EBITDA including pro rata share of JVs — annualized	$590.4	$630.8

Total consolidated indebtedness, net of cash	$4,277.3	$4,314.2
Pro rata share of JV debt (2)	790.8	835.8

Total pro rata indebtedness	$5,068.1	$5,150.0
Pro rata share of JV cash and restricted cash	(95.5)	(32.6)

Pro rata indebtedness, net of cash	$4,972.6	$5,117.4

Debt/EBITDA — pro rata	8.42	8.11

Ratio includes Company’s pro rata share of JV EBITDA and the Company’s pro rata share of JV debt outstanding.

Notes:

(1) Discontinued operations includes the following EBITDA adjustments:
Impairment charges	$2.0	$—
Interest expense, net	0.1	0.2
Depreciation and amortization	0.1	0.2
Gain on disposition of real estate, net	(0.3)	(8.4)

	$1.9	$(8.0)

(2)	Includes $52.6 million of debt representing the Company’s proportionate share of non recourse debt associated with equity method joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31, 2011
Significant Accounting Policies
Revenues
•	Percentage and overage rents are recognized after the tenants reported sales have exceeded the applicable sales breakpoint.
•	Revenues associated with tenant reimbursements are recognized in the period in which the expenses are incurred based upon the provisions of tenants’ leases.
•	Lease termination fees are included in other revenue and recognized upon termination of a tenant’s lease, which generally coincides with the receipt of cash.
•	Base rental revenue includes income from ground leases of $5.3 million for the three months ended March 31, 2011.
General and Administrative Expenses
•	General and administrative expenses include internal leasing salaries, legal salaries and related expenses associated with the leasing of space which are charged to operations as incurred. For the three months ended March 31, 2011, the Company expensed $1.8 million in internal leasing costs. All internal and external costs associated with acquisitions are expensed as incurred. The Company does not capitalize any executive officer compensation.
Deferred Financing Costs
•	Costs incurred in obtaining long-term financing are included in deferred charges and are amortized over the terms of the related debt agreements; such amortization is reflected as interest expense in the consolidated statements of operations.
Real Estate
•	Real estate assets are stated at cost less accumulated depreciation, which, in the opinion of management, is not in excess of the individual property’s estimated undiscounted future cash flows, including estimated proceeds from disposition.
•	Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets as follows:

Buildings	15 to 31 years
Furniture/Fixtures and Tenant Improvements	Useful lives, which approximate lease terms, where applicable

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31, 2011
Significant Accounting Policies (Continued)
•	Expenditures for maintenance and repairs are charged to operations as incurred. Renovations that improve or extend the life of the asset are capitalized.
•	Construction in progress includes shopping center developments and significant expansions and redevelopments.
•	The Company accounts for the acquisition of a partner’s interest in an unconsolidated joint venture in which a change in control of the asset has occurred at fair value.
Capitalization
•	The Company capitalizes interest on funds used for the construction or expansion of shopping centers and certain construction administration costs. Capitalization of interest and administration costs ceases when construction activities are completed and the property is available for occupancy by tenants or when activities are suspended.

	Three Months
	Ended
	March 31,	Year Ended December 31,
Capitalized Costs (In Millions)	2011	2010	2009
Interest expense	$3.0	$12.2	$21.8
Construction administration costs	$2.3	$8.8	$10.9
•	Interest and real estate taxes incurred during the construction period are capitalized and depreciated over the building life.
•	During the three months ended March 31, 2011, the Company expensed $1.2 million in operating costs relating to development projects that have been suspended.
Gain on Sales of Real Estate
•	Gain on sales of real estate generally related to the sale of outlots and land adjacent to existing shopping centers is recognized at closing when the earnings process is deemed to be complete.
•	Gains or losses on the sale of operating shopping centers are reflected as discontinued operations.

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31, 2011
Other Real Estate Information
Total Capital Expenditures
•	The Company incurred the following estimated leasing and maintenance capital expenditures including costs associated with anchor store re-tenanting related to major tenant bankruptcies.

		Unconsolidated
	Consolidated	at Prorata
	Three Months	Three Months
	Ended	Ended
	March 31, 2011	March 31, 2011
Capital Expenditures (In Millions)
Leasing	$10.1	$1.9
Maintenance	1.4	—

Total Capital Expenditures	$11.5	$1.9

Per Square Foot of Owned GLA
Leasing	$0.21	$0.26
Maintenance	0.03	0.01

Total Capital Expenditures	$0.24	$0.26

Undeveloped Land
•	Included in Land is undeveloped real estate, comprised primarily of outlots or expansion pads adjacent to the shopping centers owned by the Company.
•	At December 31, 2010, the Company estimated the value of its consolidated and proportionate share of joint venture undeveloped land adjacent to existing shopping centers to be approximately $35 million. This value has not been adjusted to reflect changes in market activity subsequent to December 31, 2010.
Non-Income Producing Assets
•	There are eleven consolidated shopping centers and the Company’s corporate headquarters, which total 0.8 million square feet with a land and building cost basis of approximately $100 million, considered non-incoming producing at March 31, 2011.

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31, 2011
Reconciliation of Supplemental Non-GAAP Financial Measures
Same Store NOI
(In Millions)
Same Store Net Operating Income (NOI) represents shopping center assets owned for comparable periods (15 months for quarter comparison). Same Store NOI excludes the following:
•     Assets under development or redevelopment

•     Straight-line rental income and expense

•     Income related to lease terminations

•     Provisions for uncollectible amounts and/or recoveries thereof

	Three Months Ended
	March 31,
	2011	2010
Total Same Store NOI	$210.5	$202.6	3.9%
Property NOI from other operating segments	37.0	38.3

Combined NOI — DDR & Joint Ventures	$247.5	$240.9

Reconciliation to Income Statement

	Three Months Ended
	March 31,
	2011	2010
Total Revenues — DDR	$203.0	$202.1
Total Revenues — Combined Joint Ventures	172.4	164.1
Operating and Maintenance — DDR	(38.1)	(34.4)
Real Estate Taxes — DDR	(26.8)	(27.4)
Operating and Maintenance and Real Estate Taxes— Combined Joint Ventures	(63.0)	(63.5)

Combined NOI — DDR & Joint Ventures	$247.5	$240.9

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31, 2011
Reconciliation of Supplemental Non-GAAP Financial Measures
(In Millions)

	Three Months Ended
	March 31,
	2011	2010

FUNDS FROM OPERATIONS:
Net Income (Loss) Applicable to Common Shareholders	$24.7	$(34.8)
Depreciation and Amortization of Real Estate Investments	53.8	54.5
Equity in Net Income of Joint Ventures	(1.9)	(1.6)
Joint Venture Funds From Operations	12.8	11.6
Gain on Dispostion of Depreciable Real Estate	(0.3)	(1.3)

FUNDS FROM OPERATIONS AVAILABLE TO COMMON SHAREHOLDERS	$89.1	$28.4

Preferred Dividends	10.6	10.6

FUNDS FROM OPERATIONS	$99.7	$39.0

OPERATING FFO:
Non-cash impairment charges — consolidated assets	$3.8	$2.1
Executive separation charges	10.7	2.1
Gain on debt retirement, net	—	(1.1)
Non-cash (gain) loss on equity derivative instruments	(21.9)	24.9
Other (income) expense, net — litigation, net of tax, debt extinguishment costs, lease liability settlement and other expenses	(1.3)	3.1
Equity in net income of joint ventures — loss on asset sales and impairment charges	1.6	1.3
Gain on change in control of interests	(21.7)	—
Discontinued operations — non-cash consolidated impairment charges and loss on sales	1.9	2.4
Discontinued operations — FFO associated with Mervyns Joint Venture, net of non-controlling interest	—	2.0
Loss on disposition of real estate (land), net	1.0	—

TOTAL NON-OPERATING ITEMS	$(25.9)	$36.8
FUNDS FROM OPERATIONS AVAILABLE TO COMMON SHAREHOLDERS	89.1	28.4

OPERATING FFO AVAILABLE TO COMMON SHAREHOLDERS	$63.2	$65.2

	Three Months Ended
	March 31,
	2011	2010
ADDITIONAL NON-CASH DISCLOSURES (Income)/Expense:
Below Market Rent Revenue*	$(0.2)	$(0.1)
Debt Premium Amortization Revenue*	(0.5)	(0.8)
Convertible Debt Accretion Expense	3.8	2.0
Straight-Line Rent Revenue	(0.3)	(1.0)
Straight-Line Ground Rent Expense*	0.5	0.5
Joint Venture Straight-Line Rent Revenue	(0.6)	(1.2)
DDR’s Prorata Share of Straight-Line Rent Revenue	(0.1)	(0.2)

*	Prorata share of joint venture is deminis

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31, 2011
Reconciliation of Supplemental Non-GAAP Financial Measures
Consolidated Transactional Income
(In Thousands)

	Three Months Ended
	March 31,
	2011	2010

Included in FFO:
Gain (Loss) on Dispositions, Net of Tax	$(133)	$(690)
Loss on Sales from Discontinued Operations	82	(686)
Land Sale Gain (Loss)	(877)	—

	$(928)	$(1,376)

NOT Included in FFO:
Gain (Loss) on Dispositions, Net of Tax	$149	$15
Gain on Sales from Discontinued Operations	162	1,252

	$311	$1,267	FFO Reconciliation

Reconciliation to Income Statement

Gain on Disposition of Real Estate, Net of Tax
Gain (Loss) on Dispositions, Net of Tax	$(133)	$(690)
Land Sale Gain (Loss)	(877)	—
Gain (Loss) on Dispositions, Net of Tax	149	15

	$(861)	$(675)	Consolidated Income Statement

Gain (Loss) on Disposition of Real Estate From Discontinued Operations, Net of Tax
Gain (Loss) on Sales from Discontinued Operations	$244	$566	Footnote K to the Press Release

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31, 2011
Reconciliation of Supplemental Non-GAAP Financial Measures
Joint Venture Transactional Income
(In Thousands)

	Three Months Ended
	March 31,
	2011	2010

Included in FFO:
Loss on Sales from Discontinued Operations	$(863)	$(8,752)
Land Sale Gains and Loss on Disposition of Real Estate	—	—

	$(863)	$(8,752)

DDR’s Proportionate Share	$(1,948)	$(1,312)

NOT Included in FFO:
Gain (Loss) on Dispositions	$—	$—
Gain on Sales from Discontinued Operations	—	—

	$—	$—

DDR’s Proportionate Share	$—	$—

Reconciliation to Income Statement

Gain on Sales of Real Estate
Land Sale Gains and Loss on Disposition of Real Estate	$—	$—
Gain (Loss) on Dispositions	—	—

	$—	$—	Loss on Disposition of Assets

Gain (Loss) on Disposition of Real Estate From Discontinued Operations
Gain (Loss) on Sales from Discontinued Operations	$(863)	$(8,752)	Loss on Disposition of Discontinued Operations

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31, 2011
Joint Venture Investment Summary (1)

						All Values at 100%
					(In Millions)
			Number of		Gross	Total
		DDR	Operating		Leasable	Annualized	Gross Asset Book
Legal Name	Partner(s)	Ownership %	Properties		Area	Rent	Value	Debt

Unconsolidated Joint Ventures
DDRTC Core Retail Fund, LLC	An Affiliate of TIAA-CREF	15%	42		11.7	$135.7	$2,287.2	$1,221.0
DDR Domestic Retail Fund I	Various Institutional Investors	20%	63		8.3	92.4	1,475.6	965.2
Sonae Sierra Brasil BV Sarl	Sonae Sierra, SGPS, SA	33.3%	10		3.9	115.4	721.2	117.2
DDRA Community Centers Five, L.P.	DRA Advisors	50%	4		1.6	23.3	219.2	248.3
Coventry II Joint Ventures	Coventry II Fund	20%	5		2.3	26.4	442.0	303.5
RVIP Structures/DPG Realty Holdings LLC	Prudential RE Advisors/Prudential Insurance	10% - 25.75%	3		0.5	10.2	108.3	60.0
DDR-SAU Retail Fund, LLC	Special Account-U, L.P. (State of Utah)	20%	27		2.3	23.0	304.8	183.1
DDR Markaz II LLC	Kuwait Financial Centre	20%	13		1.6	15.6	206.3	150.5
TRT DDR Venture I General Partnership	TRT-DDR Joint Venture I Owner LLC	10%	3		0.5	9.2	160.3	110.0
Other Unconsolidated JV Interests	Various	Various	21		2.7	21.4	312.6	190.0

			191		35.4	$472.6	$6,237.5	$3,548.8

Unconsolidated Joint Ventures — DDR’s investment written off

Coventry II Joint Ventures	Coventry II Fund	10% - 20%	41	(2)	3.1	$28.5	$414.1	$335.5

Total Unconsolidated Joint Ventures			232		38.5	$501.1	$6,651.6	$3,884.3

(1)	DDR’s investment in joint ventures may be recorded at different amounts than the proportionate equity on the joint ventures’ balance sheet.

(2)	Includes one asset in which development was suspended.

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31, 2011
Joint Venture Combining Financial Statements
(In Millions)
Combining Balance Sheets

	Total	DDR’s Proportionate
	Unconsolidated JVs	Share
Real estate assets	$6,651.6	$1,370.0
Accumulated depreciation	(747.7)	(172.2)

Real estate, net	5,903.9	1,197.8

Receivables, net	100.1	25.2
Other assets, net	527.7	147.7
Disproportionate share of equity	—	(19.5	)(1)

	$6,531.7	$1,351.2

Mortgage debt (2)	$3,884.3	$790.8
Amounts payable to DDR	91.3	11.1
Other liabilities	205.3	49.4

	4,180.9	851.3
Accumulated equity	2,350.8	519.4
Disproportionate share of equity	—	(19.5	)(1)

	$6,531.7	$1,351.2

Combining Statements of Operations

	Total Unconsolidated JVs	DDR’s Proportionate Share
	Three-Month Period	Three-Month Period
	Ended March 31, 2011	Ended March 31, 2011
Revenues from operations	$172.4	$38.6
Rental operation expenses	(63.0)	(13.1)

Net operating income	109.4	25.5	(3)
Depreciation and amortization expense	(47.8)	(9.4)
Interest expense	(58.1)	(11.1)

Income before gain on sale of real estate	3.5	5.0
Income tax expense	(6.1)	(2.0)
Discontinued operations	(0.4)	—
Loss on disposition of discontinued operations	(0.9)	(0.2)
Disproportionate share of income	—	1.1	(1)(3)

Net (loss) income	$(3.9)	$3.9
DDR ownership interests	$3.9	$3.9
Amortization of basis differential	(1.9)	—

	$2.0	$3.9

Funds From Operations

Net (loss) income	$(3.9)	$3.9
Depreciation of real property	47.8	9.3
Gain on sale of real estate	—	—
Disproportionate share of income	—	(0.4	)(1)

	$43.9	$12.8

DDR ownership interests	$12.8

(1)	Adjustments represent the effect of promoted equity structures and minority interests.

(2)	Includes approximately $307.7 million of non recourse debt of which the Company’s prorata share is $52.6 million associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.

(3)	DDR’s prorata share of NOI including discontinued operations is $25.6 million.

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31, 2011
($ in millions, GLA in thousands)
Property Acquisitions

		Acquisition	Aggregate
		of Partners’	Proportionate
		Ownership	Purchase	Total
Acquisition Date	Location	Interest	Price	GLA

Various	OH and MN	50%	$39.9	520.5	(1)

Total	Acquisitions		$39.9	520.5

(1)	In conjunction with the acquisition of our partner’s ownership interest in one of the assets, the Company entered into a new $21 million, 11-year mortgage note payable.
Property Dispositions

		DDR’s
		Effective	Joint	Total	Gross Sales
Disposition Date	Location	Ownership	Venture	GLA	Price	Relinquished Debt

01/11	Augusta, GA	15%	DDRTC Core	22.6	$0.7	$0.8
02/11	Austin, TX	26%	Prudential	282.8	29.0	21.0
02/11	Wilmington, NC	100%	—	51.9	3.5	—
02/11	Twinsburg, OH	100%	—	35.9	1.8	—
Various	Various	100%	—	—	8.0	—

Total Dispositions				393.2	$43.0	$21.8

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31, 2011
($ in millions, GLA in thousands)
Summary of Wholly-Owned and Consolidated Land Held for Development and Construction in Progress

				2011 Activity

				Net	Net Projected	Placed	To Be Placed
	As of March 31, 2011			Expenditures	Expenditures	In Service	In Service
	Land	CIP	Total	Year to Date (1)	2Q-4Q 2011	Year to Date	2Q-4Q 2011

Ground up Development Projects in Progress	$37.2	$57.9	$95.1	$—	$4.1	$9.9	$30.8
Ground up Development Projects Primarily on Hold	370.3	156.9	527.2	(4.3)	(9.6)	—	—
Substantially Completed Projects Pending Lease up	28.6	19.7	48.3	1.7	4.9	13.8	27.7
Expansion, Redevelopment, and Retenanting Projects	—	44.4	44.4	16.0	67.7	16.1	69.7

Total	$436.1	$278.9	$715.0	$13.4	$67.1	$39.8	$128.2

Summary of Significant Wholly-Owned and Consolidated Development Projects in Progress

					Cost	Assets
		Total	Owned	Estimated	Incurred	Placed in
Location	Project Name	GLA	GLA	Net Cost(2)	To Date	Service	Major Anchors

Boise (Nampa), ID	Nampa Gateway Center	830.9	419.3	$126.7	$127.7	$79.2	JC Penney, Macy’s, The Sports Authority, Idaho Athletic Club, Regal Cinemas

Austin (Kyle), TX (3)	Kyle Marketplace	805.6	443.1	77.3	61.0	14.4	Target, Kohl’s

		1,636.5	862.4	$204.0	$188.7	$93.6

Total Land Held for Development and CIP for Ground up Development Projects in Progress at March 31, 2011:						$95.1

Summary of Significant Wholly-Owned and Consolidated Expansion, Redevelopment, and Retenanting Projects

					Cost	Assets
		Total	Owned	Estimate	Incurred	Placed in
Location	Project Name	GLA	GLA	Net Cost(2)	To Date	Service	Major Anchors

Denver, CO	Tamarac Square	151.3	16.0	$1.7	$1.1	$—	Target
Miami (Plantation), FL	The Fountains	273.4	273.4	51.4	45.9	29.2	Kohl’s, Dick’s Sporting Goods, Marshalls/HomeGoods
Hatillo, PR	Plaza Del Norte	88.7	88.7	8.2	—	—	JC Penney, Walmart, Sears
Charleston, SC	Ashley Crossings	95.0	95.0	5.0	2.5	—	Kohl's, Marshalls
San Antonio, TX	Terrell Plaza	225.7	90.8	4.7	2.1		Target

		834.1	563.9	$71.0	$51.6	$29.2

CIP for projects listed above:						$22.4
CIP for other Expansion, Redevelopment, and Retenanting projects:						22.0

Total amount included in CIP at March 31, 2011 for Expansion, Redevelopment, and Retenanting projects:						$44.4

(1)	Net Expenditures include receipts from land sales and reimbursements.

(2)	Estimated Net Cost includes future reductions for land sales and reimbursements.

(3)	Consolidated 50% Joint Venture

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31, 2011
($ in millions, GLA in thousands)
Summary of Joint Venture Land Held for Development and Construction in Progress

	As of March 31, 2011			2011 Activity
				Net	Net Projected	Placed	To Be Placed
				Expenditures	Expenditures	In Service	In Service
	Land	CIP	Total	Year to Date(1)	2Q-4Q 2011	Year to Date	2Q-4Q 2011

Ground up Development Projects in Progress	$28.5	$69.2	$97.7	$22.0	$88.0	$—	$103.2
Land Held for Development	20.4	8.3	28.7	0.5	41.7	—	—
Ground up Development Projects Primarily on Hold	23.3	2.4	25.7	0.4	(0.2)	—	—
Substantially Completed Projects Pending Lease up	2.1	18.2	20.3	1.6	4.9	17.4	5.0
Expansion, Redevelopment, and Retenanting Projects	—	24.8	24.8	13.5	60.4	9.9	66.0

Total	$74.3	$122.9	$197.2	$38.0	$194.8	$27.3	$174.2

Summary of Significant Joint Venture Development Projects in Progress

		DDR’s				Cost	Assets
		Effective	Total	Owned	Estimated	Incurred	Placed in
Location	Project Name	Ownership	GLA	GLA	Net Cost (2)	To Date	Service	Major Anchors

Uberlandia, Brazil	Patio Uberlandia	33.3%	487.7	487.7	$103.2	$59.1	$—	Walmart, Cinemark, Centuaro, Leroy Merlin, Renner, Magic Games, Fast Shop, Luiggi Bertolli, Kalunga

Londrina, Brazil	Boulevard Londrina	28.0%	518.2	518.2	135.6	38.6	—	Walmart, Cinemark, Centuaro, Etna, Magazine Luiza, Kalunga, Luiggi Bertolli

			1,005.9	1,005.9	$238.8	$97.7	—

Total Land Held for Development and CIP for Ground up Development Projects in progress at March 31, 2011:							$97.7

Summary of Significant Joint Venture Expansion, Redevelopment and Retenanting Projects

		DDR’s				Cost	Assets
		Effective	Total	Owned	Estimated	Incurred	Placed in
Location	Project Name	Ownership	GLA	GLA	Net Cost (2)	To Date	Service	Major Anchors

Sao Paulo, Brazil	Metropole Shopping Center	33.3%	94.0	94.0	$34.6	$11.2	$—	Etna, Fast Shop, PlayArte, Outback, Lojas Americanas, Renner

Sao Paulo, Brazil	Campo Limpo Shopping Center	6.7%	28.1	28.1	4.3	1.8	—	D-Mart, Parking & Games

			122.1	122.1	$38.9	$13.0	$—

CIP for projects listed above:							$11.2
CIP for other Expansion, Redevelopment, and Retenanting projects:							13.6

Total amount included in CIP at March 31, 2011 for Expansion, Redevelopment, and Retenanting projects:							$24.8

(1)	Net Expenditures include receipts from land sales and reimbursements.

(2)	Estimated Net Cost includes future reductions for land sales and reimbursements.

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31, 2011
Ground up Development Projects Primarily on Hold

	DDR’s Effective
MSA (Location)	Ownership	Total Acreage
Ukiah (Mendocino), CA	50%	75.7
New Haven (Guilford), CT	100%	26.0
Orlando (Lee Vista), FL	100%	74.3
Tampa (Brandon), FL	100%	46.3
Tampa (Wesley Chapel), FL	100%	10.0
Atlanta (Douglasville), GA	100%	28.5
Chicago (Grayslake), IL	50%	106.0
Kansas City (Merriam), KS	100%	35.1
Boston, MA (Seabrook, NH)	100%	50.9
Gulfport, MS	100%	86.2
Raleigh (Apex), NC	100%	52.6
Oconomowoc, WI	50%	121.6
Isabela, Puerto Rico	80%	11.1
Toronto (Brampton), CAN	50%	43.0
Toronto (East Gwillimbury — Bayview/Greenlane), CAN	50%	39.0
Toronto (East Gwillimbury — Hwy 404/Greenlane East), CAN	50%	44.0
Toronto (East Gwillimbury — Hwy 404/Greenlane West), CAN	50%	29.0
Toronto (Richmond Hill), CAN	50%	52.0
Togliatti, Russia	75%	61.2
Yaroslavl, Russia	75%	8.0
Other Misc. Land (8 sites)	100%	Various

		1,007.6

	(In Millions)
Wholly-owned and consolidated projects included in Land Held for Development and CIP:	$527.2	(1)
Unconsolidated joint venture projects included in Land Held for Development and CIP:	25.7	(2)

Total Ground up Development Projects Primarily on Hold at March 31, 2011:	$552.9

(1)	Includes partners’ ownership interest of $125.9 million of which $28.3 million represents contributed cash.

(2)	DDR’s prorata share is $12.8 million.

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31,2011
Total Portfolio Characteristics

Shopping Centers and Interests in Retail Assets	521
Business Centers	5
Million Square Feet Owned and Managed (Total)	127
Million Square Feet Owned (Total)	88
Million Square Feet Owned (Pro Rata)	59
Portfolio % Leased	92.6%
Portfolio % Commenced	90.4%
Prime Portfolio Characteristics
Our Prime portfolio is comprised of market dominant shopping centers with high quality tenants located in attractive markets with strong demographic profiles. It is a subset of the total portfolio.

Shopping Centers	263
Million Square Feet (Total)	80
% of Total Portfolio NOI	86.7%
Prime Portfolio % Leased	93.9%
Total Portfolio GLA Concentration

	Percentage of	GLA	Percentage of
	Total ABR	(in Millions)	Total GLA

1. Brazil	11.5%	5.0	3.9%
2. Georgia	9.6%	13.3	10.3%
3. Florida	8.6%	12.6	9.7%
4. Puerto Rico	8.0%	5.0	3.9%
5. New York	6.2%	8.8	6.8%
6. North Carolina	5.7%	7.8	6.0%
7. New Jersey	5.4%	5.7	4.4%
8. Ohio	5.3%	7.9	6.1%
9. Pennsylvania	3.3%	4.1	3.2%
10.California	3.2%	2.8	2.1%

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31,2011
Sonae Sierra Brasil (SSB) Portfolio Characteristics
Sonae Sierra Brasil is a fully integrated owner, manager, and developer of shopping centers throughout Brazil. The joint venture was established between SSB and DDR in 2007 and the joint venture completed an IPO in 2011. DDR’s ownership of SSB as of 3/31/11 was 33.3%.

Shopping Centers (Development Sites)	10	(3)
Million Square Feet Owned and Managed (Total)	5.0
Million Square Feet Owned (Total)	4.9
Million Square Feet Potential Development	0.8
Total Annualized Rent (in millions)	$115.4
Average Rent Per Square Foot	$28.82
Portfolio % Leased	97.2%
Note: information translated utililzing average exchange rates for respective periods.
Puerto Rico Portfolio Characteristics

Shopping Centers	15
Million Square Feet Owned and Managed (Total)	5.0
Million Square Feet Owned (Total)	4.0
Total Annualized Rent (in millions)	$80.8
Average Rent Per Square Foot	$16.27
Portfolio % Leased	97.0%

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31,2011
Leased Rate and Average Annualized Base Rental Rates PSF

	Number of		Total Annualized
Period Ending	Properties	Leased Rate	Base Rent / S.F.
1Q 2011	476	92.6%	$13.37
YE 2010	487	92.6%	$13.36
YE 2009	544	91.4%	$13.01
YE 2008	621	92.7%	$12.60
YE 2007	628	96.0%	$12.54
YE 2006	379	96.1%	$11.90
YE 2005	379	96.3%	$11.30
YE 2004	373	95.4%	$11.13
YE 2003	274	95.1%	$10.82
YE 2002	189	95.9%	$10.58
YE 2001	192	95.4%	$10.03
YE 2000	190	96.9%	$9.66
YE 1999	186	95.7%	$9.20
YE 1998	159	96.5%	$8.99
YE 1997	123	96.1%	$8.49
YE 1996	112	94.8%	$7.85
YE 1995	106	96.3%	$7.60
YE 1994	84	97.1%	$5.89
YE 1993	69	96.2%	$5.60
YE 1992	53	95.4%	$5.37
Leased Rate by Tenant Size as of March 31, 2011

	Leased Rate	% of Vacancy
Under 10,000 square feet	83.9%	57.8%
10,000 - 20,000 square feet	94.6%	7.1%
20,000+ square feet	95.9%	35.1%

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31, 2011
(GLA and Total Rent in Thousands)
Leasing spreads are calculated by comparing the prior tenant’s annual base rent in the final year of the lease to the new tenant’s annual base rent in the first year of the new lease. The calculation only includes deals that were executed within one year of the date that the prior tenant vacated.
Leasing Summary for First Quarter 2011

							Change in
							Base Rent	Weighted
			New Rent	New Rent			over Prior	Average	Tenant
	Number of		Year One	Year One	Prior Rent	Prior Rent	Rent in	Lease Term	Improvements
	Leases	GLA	psf	Total	psf	Total	Comp Space	(in years)	psf
New Leases
New Leases — spaces vacant less than one year	71	141	$24.08	$3,397	$22.10	$3,118	9.0%	6.3	$13.01
New Leases — spaces vacant more than one year	97	665	$12.07	$8,021	N/A	N/A	N/A	8.2	$14.39
Total — New Leases	168	806	$14.17	$11,419	$22.10	$3,118	9.0%	7.9	$14.15
Renewals	260	1,826	$13.20	$24,105	$12.59	$22,985	4.9%	4.4	$0.00
Total — All New Leases and Renewals	428	2,631	$13.50	$35,523	$13.27	$26,103	5.4%	5.5	$4.40

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31, 2011
Net effective rents are calculated with full consideration for all costs associated with leasing the space rather than prorata costs. Landlord work represents property level improvements associated with the lease transactions; however, those improvements are attributed to the landlord’s property value and typically extend the life of the asset in excess of the lease term.
Net Effective Rents Related to Leased Space (Owned Properties)

	Three Months
	Ended	2010 Total /
	3/31/2011	Average
Number of lease transactions executed	428	1,650
Rentable square footage leased (in thousands)	2,631	9,332
Square footage of renewal deals (in thousands)	1,826	5,687
Square footage of new deals (in thousands)	806	3,645
Renewed square footage (% of total)	69.4%	60.9%
New leases square footage (% of total)	30.6%	39.1%

New Deals:
Weighted average per rentable square foot over the lease term:
Base rent	$14.87	$13.23
Tenant allowance	(1.66)	(1.47)
Landlord work	(0.47)	(0.89)
Third party leasing commissions	(0.31)	(0.24)
Rent concessions	—	—

Equivalent net effective rent	$12.44	$10.62

Weighted average term in years	7.9	8.0

Renewal Deals:
Weighted average per rentable square foot over the lease term:
Base rent	$13.33	$13.46
Tenant allowance	—	—
Landlord work	—	—
Third party leasing commissions	—	—
Rent concessions	—	—

Equivalent net effective rent	$13.33	$13.46

Weighted average term in years	4.4	4.3

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31, 2011
Lease Expirations by Year as of March 31, 2011

Anchor Base Rent(1)					Shop Space Base Rent
		Revenues		% of Total		Revenues		% of Total
Year	Leases	($M)	Avg. PSF	Revenue	Leases	($M)	Avg. PSF	Revenue
2011	87	$22.7	$9.84	2.6%	895	$44.4	$19.75	5.1%
2012	170	$49.9	$9.49	5.8%	1,126	$60.8	$20.22	7.0%
2013	183	$49.0	$9.73	5.7%	1,002	$53.0	$19.84	6.1%
2014	203	$61.5	$9.33	7.1%	750	$40.4	$20.58	4.7%
2015	192	$60.5	$9.74	7.0%	693	$39.4	$20.07	4.5%
2016	184	$60.4	$10.60	7.0%	376	$26.9	$21.25	3.1%
2017	94	$40.6	$10.30	4.7%	137	$11.6	$24.42	1.3%
2018	86	$31.4	$10.45	3.6%	159	$15.2	$26.14	1.8%
2019	93	$39.8	$11.73	4.6%	105	$9.3	$23.60	1.1%
2020	78	$27.0	$10.73	3.1%	127	$10.2	$22.99	1.2%

2011 - 2020 Subtotal	1,370	$442.7	$10.19	51.1%	5,370	$311.2	$21.89	35.9%
Total Rent Roll	1,542	$537.5	$10.16	62.0%	5,655	$328.9	$20.83	38.0%

(1)	Anchors are defined as 10,000 and above

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31,2011
Largest Tenants by Owned and Managed GLA (1)

		Total		Owned GLA	Unowned	Unowned
	Total Units	GLA (msf)	Owned Units	(msf)	Units	GLA (msf)
1. Walmart / Sam’s Club	72	9.0	32	4.1	40	4.9
2. Target	47	3.4	7	0.9	40	2.5
3. Lowe’s Home Improvement	26	2.8	12	1.5	14	1.3
4. Home Depot	30	2.4	8	0.8	22	1.6
5. Kohl’s	36	1.8	29	1.5	7	0.3
6. Kmart / Sears	31	1.5	30	1.5	1	0.0
7. TJX Companies	76	1.5	76	1.5	0	0.0
8. PetSmart	74	1.0	74	1.0	0	0.0
9. Kroger	34	0.8	33	0.8	1	0.0
10.Publix	49	0.7	46	0.6	3	0.1

(1)	Based on pro rata ownership of all properties.

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31,2011
Largest Tenants by GLA and Base Rental Revenues (1)

		% of
	Owned	Total	Credit Ratings		Base Rental	% of Total	Credit Ratings
Major Tenant (units)	GLA	GLA	(S&P/Moody’s)	Major Tenant (units)	Rev. ($M)	Base Rent	(S&P/Moody’s)
1. Walmart / Sam’s Club (32)	4.1	7.0%	AA / Aa2	1. Walmart / Sam’s Club (32)	$26.3	4.2%	AA / Aa2
2. Kohl’s (29)	1.5	2.6%	BBB+ / Baa1	2. TJX Companies (76)	$14.1	2.2%	A / A3
3. TJX Companies (76)	1.5	2.6%	A / A3	3. PetSmart (74)	$12.6	2.0%	BB / NR
4. Kmart / Sears (30)	1.5	2.6%	BB- / Ba2	4. Bed Bath & Beyond (55)	$12.1	1.9%	BBB / NR
5. Lowe’s Home Improvement (12)	1.5	2.6%	A / A1	5. Kohl’s (29)	$10.6	1.7%	BBB+ / Baa1
6. Bed Bath & Beyond (55)	1.0	1.7%	BBB / NR	6. Michael’s (60)	$9.8	1.6%	B- / B3
7. PetSmart (74)	1.0	1.7%	BB / NR	7. Lowe’s Home Improvement (12)	$9.1	1.4%	A / A1
8. Target (7)	0.9	1.5%	A+ / A2	8. Rite Aid (35)	$8.4	1.3%	B- / Caa2
9. Kroger (33)	0.8	1.4%	BBB / Baa2	9. GAP/ Banana Republic / Old Navy (47)	$8.0	1.3%	BB+ / Baa3
10.Michael’s (60)	0.8	1.4%	B- / B3	10.OfficeMax (41)	$7.9	1.3%	B / B1
11.J.C. Penney (17)	0.8	1.4%	BB+ / Ba1	11.Dick’s Sporting Goods (26)	$7.4	1.2%	NR / NR
12.Home Depot (8)	0.8	1.4%	BBB+ / Baa1	12.Tops Markets (17) (2)	$7.4	1.2%	NR / NR
13.Toys R Us (25)	0.8	1.4%	NR / B1	13.Ross Stores (45)	$7.3	1.2%	BBB / NR
14.Dick’s Sporting Goods (26)	0.8	1.4%	NR / NR	14.Best Buy (22)	$7.2	1.1%	BBB- / Baa2
15.Ross Stores (45)	0.7	1.2%	BBB / NR	15.Kroger (33)	$6.7	1.1%	BBB / Baa2
16.OfficeMax (41)	0.6	1.0%	B / B1	16.Staples (35)	$6.5	1.0%	BBB / Baa2
17.Tops Markets (17) (2)	0.6	1.0%	NR / NR	17.Regal Cinemas (10)	$6.5	1.0%	B+ / B3
18.Publix (46)	0.6	1.0%	NR / NR	18.Cinemark Theatre (12)	$6.4	1.0%	B+ / B3
19.Dollar Tree Stores (90)	0.6	1.0%	NR / NR	19.Barnes & Noble (26)	$6.4	1.0%	NR / NR
20.Hobby Lobby (16)	0.5	0.9%	NR / NR	20.Home Depot (8)	$6.3	1.0%	BBB+ / Baa1
Subtotal 1-20	21.4	36.5%		Subtotal 1-20	$187.0	29.7%
Total Portfolio	58.6	100.0%		Total Portfolio	$630.4	100.0%

(1)	Based on pro rata ownership of all properties.

(2)	15 leases are guaranteed by Koninklijke Ahold NV, rated BBB / Baa3.

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31, 2011
Summary of Consolidated Debt
(In Millions)

		March 31, 2011	March 31, 2011		December 31, 2010
	March 31, 2011	DDR Pro Rata	DDR Pro Rata	December 31, 2010	DDR Pro Rata
Total Debt Outstanding	Aggregate	Share	Wtd. Avg. Interest	Aggregate	Share

Mortgage Loans Payable:
Fixed rate secured loans	$1,234.7	$1,224.8	5.45%	$1,234.5	$1,224.6
Variable rate secured loans	97.1	85.3	1.88%	144.0	131.8
Secured Term Loan	550.0	550.0	1.95%	600.0	600.0
Unsecured Public Debt	2,345.5	2,345.5	5.77%	2,043.6	2,043.6
Unsecured Credit Facilities	42.7	42.7	3.63%	279.9	279.9

Total	$4,270.0	$4,248.3	5.09%	$4,302.0	$4,279.9

	Scheduled	Secured	Unsecured
	Principal	Debt	Debt	Aggregate	DDR Pro Rata
Schedule of Maturities by Year (1)	Payments	Maturities	Maturities	Total	Share

2011	$20.7	$36.3	$180.9	$237.9	$238.0
2012	28.8	653.7	418.4	1,100.9	1,079.1
2013	25.8	425.9	—	451.7	451.7
2014	17.5	370.5	42.7	430.7	430.7
2015	25.0	17.7	469.7	512.4	512.4
2016	15.0	2.3	298.7	316.0	316.0
2017	14.7	—	300.0	314.7	314.7
2018	9.3	75.3	380.2	464.8	464.8
2019	4.4	74.7	—	79.1	79.1
2020	2.6	—	297.6	300.2	300.2
2021 and beyond	33.1	28.5	—	61.6	61.6

	$196.9	$1,684.9	$2,388.2	$4,270.0	$4,248.3

Percentage of Total Debt	March 31, 2011	December 31, 2010
Fixed	86.2%	79.7%
Variable	13.8%	20.3%

Recourse to DDR	70.3%	69.2%
Non-recourse to DDR	29.7%	30.8%

(1)	Assumes borrower extension options are exercised.

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31, 2011
Summary of Joint Venture Debt
(In Millions)

			March 31, 2011		March 31, 2011		December 31, 2010
	March 31, 2011		DDR Pro Rata		DDR Pro Rata	December 31, 2010	DDR Pro Rata
Total Debt Outstanding	Aggregate		Share		Wtd. Avg. Interest	Aggregate	Share

Mortgage Loans Payable:
Fixed rate secured loans	$3,237.1		$671.7		5.46%	$3,289.3	$707.3
Variable rate secured loans	647.2		119.1		4.68%	661.5	128.5

Total	$3,884.3	(2)	$790.8	(2)	5.35%	$3,950.8	$835.8

	Scheduled	Mortgage
	Principal	Loan	Aggregate	DDR Pro Rata
Schedule of Maturities by Year (1)	Payments	Maturities	Total	Share

2011	$4.5	$242.6	$247.1	$55.7
2012	5.9	1,504.6	1,510.5	335.2
2013	5.7	234.0	239.7	30.6
2014	5.7	150.5	156.2	31.1
2015	2.3	190.5	192.8	40.1
2016	2.4	16.4	18.9	5.8
2017	2.6	1,372.2	1,374.8	254.4
2018	1.9	—	1.9	0.3
2019	0.8	34.1	34.9	5.1
2020	0.9	68.4	69.3	22.9
2021 and beyond	—	38.3	38.3	9.4

	$32.7	$3,851.6	$3,884.3	$790.8

Percentage of Total Debt	March 31, 2011	December 31, 2010

Fixed	83.3%	83.3%
Variable	16.7%	16.7%

Recourse to DDR	5.3%	4.9%
Non-recourse to DDR	94.7%	95.1%

(1)	Assumes borrower extension options are exercised.

(2)	Includes approximately $307.7 million of non-recourse debt of which the Company’s proportionate share is $52.6 million of debt associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31, 2011
Consolidated Debt Detail
(In Millions)

	Loan		DDR	Final Maturity	Interest
	Balance		Proportionate Share	Date (1)	Rate (2)

SENIOR DEBT
Unsecured Credit Facilities:
$950 Million Revolving Credit Facility	$42.7		$42.7	02/14	LIBOR + 275
$65 Million Revolving Credit Facility	—		—	02/14	LIBOR + 275
Secured Credit Facility:
$550 Million Term Loan	550.0		550.0	02/12	LIBOR + 87.5

Total Term and Credit Facility Debt	$592.7		$592.7

PUBLIC DEBT
Medium Term Notes	$93.0		$93.0	04/11	5.25
Convertible Notes	87.9	(3)	87.9	08/11	3.50
Convertible Notes	195.1	(4)	195.1	03/12	3.00
Medium Term Notes	223.2		223.2	10/12	5.38
Medium Term Notes	169.4		169.4	05/15	5.50
Convertible Notes	300.4	(5)	300.4	11/15	1.75
Medium Term Notes	298.7		298.7	03/16	9.63
Medium Term Notes	300.0		300.0	04/17	7.50
Medium Term Notes	298.0		298.0	04/18	4.75
Medium Term Notes	82.2		82.2	07/18	7.50
Medium Term Notes	297.6		297.6	09/20	7.88

Total Public Debt	$2,345.5		$2,345.5

MORTGAGE DEBT
Union Town Center, Indian Trail, NC	$6.4		$6.4	10/11	7.00
Westgate Plaza, Gates, NY	22.9		22.9	10/11	7.24
Ashtabula Commons, Ashtabula, OH	6.3		6.3	12/11	7.00
Kyle Crossing, Kyle, TX	23.7	(6)	11.9	01/12	LIBOR + 350
Paradise Village Gateway, Phoenix, AZ	30.0		20.1	03/12	5.39
University Hills, Denver, CO	24.9		24.9	07/12	7.30
N. Charleston Center, N. Charleston, SC	9.5		9.5	07/12	7.37
Cortez Plaza, Bradenton, FL	11.0		11.0	07/12	7.15
Walgreen’s, Dearborn Hts, MI	3.5		3.5	11/12	4.86
Walgreen’s, Livonia, MI	2.5		2.5	11/12	4.86
Walgreen’s, Westland, MI	2.6		2.6	03/13	4.86
Plaza Escorial, Carolina, PR	57.5		57.5	04/13	5.00
Plaza Rio Hondo, Bayamon, PR	109.5		109.5	04/13	5.00
Paseo Colorado, Pasadena, CA	79.1		79.1	04/13	5.00
Meridian Crossroads & Family Center, Meridian, ID	37.2		37.2	04/13	5.00
University Center, Wilmington, NC	24.5		24.5	04/13	5.00
Aspen Grove, Littleton, CO	42.2		42.2	04/13	5.00
Victor Square, Victor, NY	6.0		6.0	04/13	5.80
DDRC Headquarters, Beachwood, OH	35.5		35.5	04/13	LIBOR + 110
Wrangleboro Consumer Sq. I & II, Mays Landing, NJ	37.4		37.4	05/13	6.99
Monmouth Consumer Sq., W. Long Branch, NJ	5.4		5.4	07/13	8.57
Rotonda Plaza, Englewood, FL	0.7		0.7	07/13	5.80
Crossroads Center, Gulfport, MS	25.8		25.8	10/14	4.23
The Commons, Salisbury, MD	9.1		9.1	10/14	4.23
Chillicothe Place, Chillicothe, OH	4.5		4.5	10/14	4.23
Deer Valley Towne Center, Phoenix, AZ	18.4		18.4	10/14	4.23
Plaza at Sunset Hills, Sunset Hills, MO	29.3		29.3	10/14	4.23

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31, 2011

Consolidated Debt Detail (continued)
(In Millions)

	Loan	DDR	Final Maturity	Interest
	Balance	Proportionate Share	Date (1)	Rate (2)
North Pointe Plaza, North Charleston, SC	11.5	11.5	10/14	4.23
Wando Crossing, Mount Pleasant, SC	12.6	12.6	10/14	4.23
Brook Highland Plaza, Birmingham, AL	25.8	25.8	10/14	4.23
Mooresville Consumer Sq., Mooresville, NC	19.0	19.0	10/14	4.23
Town Center Plaza, Leawood, KS	53.0	53.0	10/14	4.23
Warner Robins Place, Warner Robins, GA	7.1	7.1	10/14	4.23
Cross Pointe Center, Fayetteville, NC	10.4	10.4	10/14	4.23
Overlook at Hamilton Place, Chattanooga, TN	10.4	10.4	10/14	4.23
Bermuda Square, Chester, VA	7.8	7.8	10/14	4.23
Home Depot Center, Orland Park, IL	7.0	7.0	10/14	4.23
Delaware Consumer Square, Buffalo, NY	10.7	10.7	10/14	4.23
Hamilton Marketplace, Hamilton, NJ	43.4	43.4	10/14	4.23
Marketplace at Delta Twp, Lansing, MI	7.0	7.0	10/14	4.23
Clearwater Collection, Clearwater, FL	7.5	7.5	10/14	4.23
Wendover Village, Greensboro, NC	5.0	5.0	10/14	4.23
Lexington Place, Lexington, SC	4.5	4.5	10/14	4.23
Downtown Short Pump, Richmond, VA	13.1	13.1	10/14	4.23
Loisdale Center, Springfield, VA	11.6	11.6	10/14	4.23
Windsor Court, Windsor, CT	7.6	7.6	10/14	4.23
Abernathy Square, Atlanta, GA	12.7	12.7	10/14	4.23
Sam’s Club, Worcester, MA	5.7	5.7	10/14	4.23
Walmart Supercenter, Alliance, OH	7.5	7.5	10/14	4.23
Kroger, Cincinnati, OH	2.7	2.7	10/14	4.23
Reno Riverside, Reno, NV	3.0 (6)	3.0	02/15	Prime + 170
Merriam Village, Merriam, KS	15.0	15.0	05/15	LIBOR + 250
Hamilton Commons, Mays Landing, NJ	8.0	8.0	09/15	4.70
Consumer Square West, Columbus, OH	10.7	10.7	11/15	8.00
Tops Plaza, Lockport, NY	7.5	7.5	01/16	8.00
Merriam Town Center, Merriam, KS (TIF)	2.3	2.3	02/16	6.90
Freedom Plaza, Rome, NY	2.8	2.8	09/16	7.85
Walmart Supercenter, Winston-Salem, NC	7.3	7.3	08/17	6.00
Thruway Plaza (Walmart), Cheektowaga, NY	3.2	3.2	10/17	6.78
Tops Plaza, Ithaca, NY	12.9	12.9	01/18	7.05
Walmart Supercenter, Greenville, SC	7.0	7.0	01/18	6.00
Southland Crossings, Boardman, OH	26.0	26.0	03/18	5.06
The Promenade at Brentwood, St. Louis, MO	33.0	33.0	03/18	5.06
John’s Creek Town Center, Suwanee, GA	26.0	26.0	03/18	5.06
Mohawk Commons, Niskayuna, NY	17.1	17.1	12/18	5.75
Lowes, Hendersonville, TN	6.5	6.5	01/19	7.66
Plaza Isabela, Isabela, PR	23.1	23.1	06/19	7.59
Plaza Cayey, Cayey, PR	21.9	21.9	06/19	7.59
Plaza Walmart, Guayama, PR	12.2	12.2	06/19	7.59
Plaza Fajardo, Fajardo, PR	26.3	26.3	06/19	7.59
Mariner Square, Spring Hill, FL	3.9	3.9	09/19	9.75
Northland Square, Cedar Rapids, IA	7.5	7.5	01/20	9.38
Connecticut Commons, Plainville, CT (TIF)	6.2	6.2	04/21	7.13
West Valley Marketplace, Allentown, PA	14.0	14.0	07/21	6.95
Macedonia Commons, Macedonia, OH	21.0	21.0	02/22	5.71

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31, 2011

Consolidated Debt Detail (continued)
(In Millions)

	Loan	DDR	Final Maturity	Interest
	Balance	Proportionate Share	Date (1)	Rate (2)
Liberty Fair Mall, Martinsville, VA	18.3	18.3	12/29	10.46
Gulfport Promenade, Gulfport, MS	20.0	20.0	12/37	SIFMA + 5bp

Total Mortgage Debt	$1,331.8	$1,310.1

Total Consolidated Debt	$4,270.0	$4,248.3

			Wtd. Avg.	Wtd. Avg.
			Maturity	Interest Rate
Fixed Rate	$3,680.2	$3,670.3	4.5 years	5.66%
Variable Rate	589.8	578.0	2.1 years	1.42%

	$4,270.0	$4,248.3	4.2 years	5.09%

CUMULATIVE REDEEMABLE PREFERRED SHARES

	Outstanding Amount
Class G — 8.0%	$180.0	(7)
Class H — 7.375%	205.0
Class I — 7.5%	170.0

	$555.0
DERIVATIVE INSTRUMENTS

	Notional Amount	Underlying Debt Hedged	Rate Hedged	Fixed Rate	Termination Date
Exchange Rate Swap	$60.6	CAD Revolver Borrowings	USD/CAD	0.97885%	April 5, 2011
Interest Rate Swap	$100.0	Secured Credit Facility	1 mo. LIBOR	4.815%	February 21, 2012
Interest Rate Swap	$85.0	Mortgage Portfolio	1 mo. LIBOR	2.8095%	September 1, 2017
Notes:

(1)	Assumes borrower extension options are exercised.

(2)	Interest rate figures reflect coupon rates of interest and do not include discounts or premiums. Annualized deferred finance cost amortization of approximately $13.7 million is partially offset by approximately $2.2 million of fair market value adjustments.

(3)	The convertible notes may be net settled with DDR’s common stock once the stock price rises above $64.23 per share. The principal balance on these notes is to be settled in cash. Included in this amount is a $0.8 million reduction as compared to the face value of the convertible notes as required by accounting standards due to the initial value of the equity conversion feature.

(4)	The convertible notes may be net settled with DDR’s common stock once the stock price rises above $74.56 per share. The principal balance on these notes is to be settled in cash. Included in this amount is a $3.7 million reduction as compared to the face value of the convertible notes as required by accounting standards due to the initial value of the equity conversion feature.

(5)	The convertible notes may be net settled with DDR’s common stock once the stock price rises above $16.36 per share at March 31, 2011 and is subject to adjustments resulting from changes in the quarterly dividend per share. The principal balance on these notes is to be settled in cash. Included in this amount is a $49.7 million reduction as compared to the face value of the convertible notes as required by accounting standards due to the initial value of the equity conversion feature.

(6)	The following loans have floor interest rates:

Loan	Floor
Kyle Crossing, Kyle, TX	4.00%
Reno Riverside, Reno, NV	5.95%

(7)	The Company’s Class G 8.0% preferred shares were redeemed on April 4, 2011.

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31, 2011

Joint Venture Debt Detail
(In Millions)

	Loan		DDR	Final Maturity	Interest
	Balance		Proportionate Share	Date (1)	Rate

DDRTC Core Retail Fund, LLC
DDRTC Holdings Pool 5, LLC (13 assets)	$178.0		$26.7	02/12	LIBOR + 65
DDRTC Holdings Pool 3, LLC (17 assets)	555.0		83.3	03/12	5.48
DDRTC Holdings Pool 1, LLC (9 assets)	350.2		52.5	03/17	5.45
DDRTC Holdings Pool 6, LLC
Aiken Exchange, Aiken, SC	7.4		1.1	05/10	9.37
Cox Creek Shopping Center, Florence, AL	13.7		2.1	03/12	7.09
Cypress Trace, Fort Myers, FL	16.0		2.4	04/12	5.00
Waterfront Marketplace, Homestead, PA	27.8		4.2	08/12	6.35
Waterfront Town Center, Homestead, PA	36.6		5.5	08/12	6.35
Creeks at Virginia Center, Glen Allen, VA	24.7		3.7	08/12	6.37
Willoughby Hills Shop Ctr, Willoughby Hills, OH	11.5		1.7	07/18	6.98

Total DDRTC Core Retail Fund LLC	$1,221.0		$183.2

DDR Domestic Retail Fund I
Southampton Village, Tyrone, GA	$6.7		$1.3	05/11	4.66
Village Center Outlot, Racine, WI	2.1		0.4	07/11	5.17
Center Pointe Plaza, Easley, SC	4.3		0.9	08/11	5.32
Shoppes on the Ridge, Lake Wales, FL	9.6		1.9	12/11	4.74
Publix Brooker Creek, Palm Harbor, FL	5.0		1.0	12/11	4.61
Watercolor Crossing, Santa Rosa, FL	4.4		0.9	01/12	4.76
Heather Island Plaza, Ocala, FL	6.2		1.2	12/12	5.00
Hilliard Rome, Columbus, OH	10.6		2.1	01/13	5.87
Meadows Square, Boynton Beach, FL	1.6		0.3	07/13	6.72
Village Center, Racine, WI	12.0		2.4	04/15	4.21
Paradise Promenade, Davie, FL	6.2		1.2	04/15	4.21
West Falls Plaza, West Patterson, NJ	11.7		2.3	04/15	4.21
DDR Domestic Retail Fund I (52 assets)	885.0		177.0	07/17	5.60

Total DDR Domestic Retail Fund I	$965.2		$193.0

Coventry II
Bloomfield Park, Bloomfield Hills, MI	$39.6	(2)	$—	12/08	Prime + 300
Fairplain Plaza, Benton Harbor, MI	15.6		3.1	05/11	LIBOR + 300
Totem Lake Mall, Kirkland, WA	27.8		5.6	05/11	LIBOR + 300
Westover Marketplace, San Antonio, TX	20.5	(3)	4.1	11/11	LIBOR + 350
Watters Creek, Allen, TX	115.9	(3)	23.2	02/11	LIBOR + 300
Watters Creek, Allen, TX	25.4	(3)	5.1	02/11	LIBOR + 600
Coventry II DDR SM (38 assets)	63.8	(2)	12.8	09/12	LIBOR + 225
Coventry II DDR SM	32.5	(2)	6.5	09/12	LIBOR + 225
Buena Park, Buena Park, CA	61.0		12.2	11/12	7.25
Marley Creek Square, Orland Park, IL	10.7	(2)	1.1	12/12	LIBOR + 125
Christown Spectrum Mall, Phoenix, AZ	46.0	(3)	9.2	11/13	LIBOR + 343
Christown Spectrum Mall, Phoenix, AZ	19.0	(3)	3.8	11/13	LIBOR + 1000
Tri-County Mall, Cincinnati, OH	10.2	(2)	2.0	02/15	10.30
Tri-County Mall, Cincinnati, OH	151.0	(2)	30.2	02/15	5.66

Total Coventry II	$639.0		$118.8

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31, 2011
Joint Venture Debt Detail (continued)
(In Millions)

	Loan		DDR	Final Maturity	Interest
	Balance		Proportionate Share	Date (1)	Rate

DDR SAU Retail Fund, LLC
Lewandowski Commons, Lyndhurst, NJ	$12.5		$2.5	03/12	5.77
South Square, Durham, NC	12.6		2.5	10/12	5.06
Shoppes at Wendover II, Greensboro, NC	14.4		2.9	10/12	5.06
North Hampton Market (Phase I & II), Taylors, SC	10.5		2.1	10/12	5.08
Oakland Market Place, Oakland, TN	3.6		0.7	10/12	5.04
Crossroads Square, Morristown, TN	4.9		1.0	12/12	5.31
Cascade Corners, Atlanta, GA	4.0		0.8	12/12	5.42
Hilander Village, Roscoe, IL	9.4		1.9	12/12	5.41
Glenlake Plaza, Indianapolis, IN	8.2		1.6	12/12	5.44
Broadmoor Plaza, South Bend, IN	11.0		2.2	12/12	5.44
Milan Plaza, Milan, MI	2.2		0.4	12/12	5.49
West Towne Commons, Jackson, TN	4.8		1.0	12/12	5.44
American Way, Memphis, TN	6.7		1.3	12/12	5.44
Kroger Junction, Pasadena, TX	3.8		0.8	12/12	5.44
Kroger Plaza, Virginia Beach, VA	1.8		0.4	12/12	5.44
Willowbrook Commons, Nashville, TN	7.0		1.4	03/13	5.41
Harper Hill Commons, Winston Salem, NC	10.4		2.1	04/13	5.79
The Point, Greenville, SC	15.8		3.2	04/13	5.64
Plaza at Carolina Forest, Myrtle Beach, SC	14.2		2.8	05/13	5.97
Alexander Pointe, Salisbury, NC	5.1		1.0	08/13	5.92
Patterson Place, Durham, NC	20.3		4.1	12/13	5.67

Total DDR SAU Retail Fund LLC	$183.1		$36.6

Sonae Sierra Brasil BV Sarl
Campo Limpo Shopping, Brazil	$0.1		$0.0	06/11	TJLP+ 250
Sonae Sierra Brasil Limitadas, Brazil	12.2		4.1	10/15	CDI + 285
Shopping Metropole, Brazil	16.4		5.5	10/16	CDI + 330
Manaura Shopping, Brazil	68.3		22.7	12/20	8.50
Patio Uberlandia, Brazil	20.2		6.7	10/25	TR + 1130

Total Sonae Sierra Brasil BV Sarl	$117.2		$39.0

Sun Center Limited, Columbus, OH	$11.4	(4)	$9.1	04/11	8.48
Sun Center Limited, Columbus, OH	5.7	(4)	4.5	05/11	5.42
RO & SW Realty LLC (11 assets)	22.3		5.6	06/11	5.96
RVIP IIIB, Deer Park, IL	60.0		15.5	10/11	5.59
DDRA Ahwatukee Foothills LLC, Phoenix, AZ	107.5		53.8	08/12	5.30
DDRA Arrowhead Crossing LLC, Phoenix, AZ	47.6		23.8	08/12	5.30
DDRA Tanasbourne Town Center LLC	57.5		28.8	08/12	5.30
DDRA Eagan Promenade LLC	35.7		17.9	08/12	5.30
Jefferson County Plaza LLC, Arnold, MO	3.5		1.8	08/12	LIBOR + 200
DDR MDT PS, LLC (7 assets)	86.0		—	07/13	6.00
DDR Markaz II (13 assets)	150.5		30.1	11/14	5.15
TRT DDR Holdings I LLC (3 assets)	110.0		11.0	05/17	5.51

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31, 2011

Joint Venture Debt Detail (continued)
(In Millions)

	Loan	DDR	Final Maturity	Interest
	Balance	Proportionate Share	Date (1)	Rate
Lennox Town Center Limited, Columbus, OH	1.0	0.5	06/17	6.44
Lennox Town Center Limited, Columbus, OH	26.0	13.0	06/17	5.64
Cole DDR MT Independence, Independence, MO	34.1	5.0	01/19	5.95

Total	$3,884.3	$790.8

			Wtd. Avg.	Wtd. Avg.
Total Joint Venture Debt:			Maturity	Interest Rate
Fixed Rate	$3,237.1	$671.7	3.7 years	5.49%
Variable Rate	647.2	119.1	2.0 years	4.68%

	$3,884.3	$790.8	3.4 years	5.37%

DERIVATIVE INSTRUMENTS

	Notional Amount	Underlying Debt Hedged	Rate Hedged	Capped Rate	Termination Date
Interest Rate Cap	$76.1	Coventry II DDR SM	1 mo. LIBOR	3.00%	September 1, 2012
Interest Rate Cap	$65.0	Coventry II Christown Spectrum Mall	1 mo. LIBOR	2.850%	November 22, 2013
Notes:

(1)	Assumes borrower extension options are exercised.

(2)	Includes approximately $307.7 million of non-recourse debt of which the Company’s proportionate share is $52.6 million of debt associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.

(3)	The following loans have floor interest rates:

Loan	Floor
Christown Spectrum Mall, Phoenix, AZ	1 month LIBOR of 0.2563%
Westover Marketplace, San Antonio, TX	1 month LIBOR of 1.50%
Watters Creek, Allen, TX	1 month LIBOR of 1.50%

(4)	Sun Center Limited loans were refinanced on April 15, 2011 for an aggregate balance of $23.75 million at 5.99% and maturing in April 2021.

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31,2011

Corporate Headquarters	Investor Relations

3300 Enterprise Parkway	Kate Deck
Beachwood, Ohio 44122	Toll Free: (877) 225-5337
Main: (216) 755-5500	Direct: (216) 755-6408
Website: www.ddr.com	Email: kdeck@ddr.com

Equity Research Coverage

Banc of America / Merrill Lynch
Craig Schmidt	craig.schmidt@baml.com	(646) 855-3640
Lindsay Schroll	lindsay.schroll@baml.com	(646) 855-1829

Citigroup
Michael Bilerman	michael.bilerman@citi.com	(212) 816-1383
Quentin Velleley	quentin.velleley@citi.com	(212) 816-6981

Cowen & Company
Jim Sullivan	james.sullivan@cowen.com	(646) 562-1380
Mike Gorman	michael.gorman@cowen.com	(646) 562-1381

Deutsche Bank
John Perry	john.perry@db.com	(212) 250-4912
Vincent Chao	vincent.chao@db.com	(212) 250-6799

DISCERN, Inc.
Dave Wigginton	dwigginton@discern.com	(646) 863-4177

FBR Capital Markets
Sri Nagarajan	snagarajan@fbr.com	(646) 885-5429
Evan Smith	esmith@fbr.com	(646) 885-5431

Goldman Sachs
Jay Habermann	jonathan.habermann@gs.com	(917) 343-4260
Ji Young Kim	jiyoung.kim@gs.com	(212) 902-4736

Green Street Advisors
Laura Clark	lclark@greenst.com	(949) 640-8780
Cedrik Lachance	clachance@greenstreetadvisors.com	(949) 640-8780

Hilliard Lyons
Carol Kemple	ckemple@hilliard.com	(502) 588-1142

Jefferies and Company
Tayo Okusanya	tokusanya@jefferies.com	(212) 336-7076

J.P. Morgan
Michael Mueller	michael.w.mueller@jpmorgan.com	(212) 622-6689

Macquarie
Ki Bin Kim	kibin.kim@macquarie.com	(212) 231-6386

RBC Capital Markets
Rich Moore	rich.moore@rbccm.com	(440) 715-2646
Wes Golladay	wes.golladay@rbccm.com	(440) 715-2650

Sandler O’Neill
Alex Goldfarb	agoldfarb@sandleroneill.com	(212) 466-7937
James Milam	jmilam@sandleroneill.com	(212) 466-8066

UBS
Ross Nussbaum	ross.nussbaum@ubs.com	(212) 713-2484
Christy McElroy	christy.mcelroy@ubs.com	(203) 719-7831

Wells Fargo
Jeff Donnelly	jeff.donnelly@wachovia.com	(617) 603-4262
Robert Laquaglia	robert.laquaglia@wachovia.com	(617) 603-4280

Fixed Income Research Coverage
Citigroup
Tom Cook	thomas.n.cook@citigroup.com	(212) 723-1112

J.P. Morgan
Mark Streeter	mark.streeter@jpmorgan.com	(212) 834-5086

RBC Capital Markets
Seth Levine	seth.levine@rbccm.com	(212) 618-3523

Wells Fargo
Thierry Perrein	thierry.perrein@wachovia.com	(704) 715-8455